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                                                                   EXHIBIT 10.53


                       FLOOD COMPLIANCE SERVICE AGREEMENT

THIS AGREEMENT is entered into effective March 1, 1997, by and between SMS Geotrac, a Delaware Corporation located at 3900 Laylin Road, Norwalk, Ohio ("Company") and CitFed Mortgage Corporation of Antlered One Clemens Federal Centre,America Dayton, Ohio ( "Client")

WHEREAS, Client desires a Flood Compliance program for compliance with regulations passed pursuant to the 1973 Flood Disaster Protection Act as amended to determine whether improved real estate securing a loan from Client to a borrower is or Is not in a FEMA defined Special Flood Hazard Area ("Flood Area"), and other National Flood Insurance Program (NFIP) information, and whereas Company is in the business of supplying such information.

WHEREAS, Client wishes to retain Company upon the terms and conditions contained in this Agreement;

NOW THEREFORE, for mutual consideration, the parties do hereby agree as follows:

A. GEOTRAC NFIP COMPLIANCE PACKET

In consideration of Company's attached fee schedule and pursuant to the terms of this Agreement, Client will submit mortgage or trust deed loan origination applications to Company for the purpose of making Flood Determinations and certain other NFIP Compliance work commencing March 1, 1997. Company will provide to Client on each application a Geotrac NFIP Compliance Packet containing the following information:

1. Current-In-Force NFIP Community Status Information

Company will supply Current-In-Force NFIP Community Status Information consisting of NFIP Community Number, Program or Suspension/Sanction Date, and NFIP Program Status (Emergency, Regular, Non-Participating,
Suspended/Sanctioned).

2. Detailed FEMA Flood Zone Code

Company will supply the Detailed FEMA Flood Zone Code of the location of the structure(s) securing the loan. Company will use Client supplied location information and location information it derives to locate structures. In those cases where neither Client nor Company has sufficient information to locate the structure, Company will gather information on-site at its expense. While the Company assumes no responsibility for incorrect or incomplete location information supplied by Client, Company will make its best effort to assure location information is correct and complete.

3. Current-In-Force NFIP Flood Map Panel

Company will identify the Current-In-Force NFIP Flood Map Panel consisting of the full eleven digit FEMA map number and panel date.

4. Requirement for and Availability of NFIP Flood Insurance


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Company will indicate the requirement for and the availability of NFIP Hood
Insurance.

5. Secondary Market/Government Program Loan Restrictions

Company will designate loans which do not qualify for secondary market resale or Government program lending based on NFIP Community Status and NFIP Flood Zone problems.

6. Borrower Notification Forms

On each Geotrac NFIP Compliance Packet Company All supply to Client a borrower notification form which complies with all federal statutory and regulatory requirements.

B. FLOOD RISK ASSESSMENT IN NON-PARTICIPATING NON-MAPPED COMMUNITIES

Company Frill prepare an appendix attached to the standard Geotrac NFIP Compliance Packet containing a flood risk assessment~in NFIP non-participating non-mapped communities.

C. HMDA DATA ELEMENT

Company win supply HONDA State Code and County Code on all loans, and MSA Code and 1990 Census Tract on each loan where: a) 1990 Tracts are published, and b) the Federal Reserve indicates that Tract reporting is requited. All HMDA data elements will be edited against government supplied information (i.e. Census Bureau's file of 1990 Census Tract and the Federal Reserve's list of State, County and MSA designations). In the event of an error Company's obligation shall be limited to correction of the error.

D. GEOLIFE-OF-LOAN(R)
For mortgage or trust deed loans Company win track both NFIP Community Status and FEMA Flood Map changes on a daily basis for the lifetime of the loan on Client's servicing system. Lists (hard copy or electronic) of loans affected win be generated monthly. From the supplied lists Client win inform Company of loans still active and Company win generate new Flood Determinations or other reports as needed. If NFIP Community Status changes affect the required flood insurance amount of a loan, Company win notify Client of the need to require changed amounts.

GeoLife-of-Loan(R) service is available for transfer at no additional charge should Client sell or transfer the loan or servicing. Client is obligated to inform Company of the sale or transfer and if GeoLife-of-Loan(R) service is to transfer with the loan(s). In addition, Client shall supply Company a listing of affected loans, identified by loan number or another mutually agreeable item, in machine readable form in a mutually agreeable format on a media acceptable to both parties.

Geotrac NFIP Compliance Packets will be produced free of charge on Client recaptured refinances where the original loan is covered by GeoLife-of-Loan(R) service. It is Client's obligation to inform Company that a refinance is covered by GeoLife-of-Loan(R) service

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and to supply either a copy of the original Geotrac NFIP Compliance Packet or its identifying number (GeoNumber).

E. Transmissions of Information

Client will transmit requests to Company EDI, fax or via Geotrac's PC based on-line system GeoCompass(SM) one or more times a day. It is Client's obligation to supply, at a minimum: loan/application identification number, borrower name; location-State, County, City/Place, full street address, and 5 digit zip code. Client shall provide a valid street address. Valid street addresses are defined as those found in the quarterly update of the USPS Zip +4 data base, and do not include P.O. Box or Rural Route and box. In those instances where Client does not supply a valid address, Company will place the order on hold, and inform Client's ordering location of the invalid address. It is Client's obligation to supply to Company, as soon as possible, the completed or corrected address information. Orders placed on hold will be reactivated the day valid address information is supplied. All turn time and other parameters will be calculated based on the date valid address information is supplied.

Company will transmit key data elements back to Client EDI or Fax. The full Geotrac NFIP Compliance Packet can be faxed to Client. Average turn around shall be two business days. Both parties recognize that it is not in Client's best interest to emphasize speed of turn around over accuracy of flood certifications. Each party agrees to work in good faith to meet the data and turn around needs of the other.

F. PORTFOLIO AUDIT

Client would supply Company with a computer tape in a mutually agreeable format of its existing mortgage portfolio. It would be Client's obligation to supply, at a minimum loan/application identification number; date of origination; borrower none; location State, County, City/Place, full street address, and 5 digit zip code. In addition, Client would supply site surveys, legal descriptions and other location information when requested by Company and where Client has this information. Company will perform a Risk-Based Cluster Analysis audit. This audit process will achieve a statistical risk study of Client's existing portfolio.

After receiving Risk-Based Cluster Analysis(R), the Client and Company may exercise the option to proceed with researching those higher risk loans. Mutually agreed upon higher risk loans would be researched through Company's loan origination process over a period of time to be determined by Company and Client at the cost set forth in Section Z. Under title "Audit Loans".

Other customized portfolio audit options, if selected, are documented on Addendums attached. The Freddie Mac audit procedure will be shown as Addendum "A" and the Fanny Mae audit procedure will be shown as Addendum "B."

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G. Client Service

It is recognized that it is Clients' obligation to service its customers needs. However, Company will assist Client by providing the following services:

  1.     National 800 service for use by Client or Client's customers.
  2. Letter of Map Amendment (LOMA/Letter of Map Revision (LOMR) assistance to Client or Client's customers. Company will supply the necessary forms and directions and assist the borrower in filing the application.
  3. Company will assist Client's customers in finding an agent to write flood insurance.
  4. Advise the Client's customers or Client on ways to lower the flood premium within the context of investor/lender parameters and regulator requirements.
  5.     Company will supply free re-checks on disputed determinations.
  6. Company will provide Client with educational seminars on NFIP Compliance and will answer Client's NFIP Compliance questions.
  7. Company will assist Client's customers in procuring elevation certificates.
  8. Company will in general, replace the lender's flood determination customer service function.

H. USE OF SERVICES

Client agrees that during the term hereof it will use the services of Company for the purpose of providing Flood Compliance and Flood Determinations for mortgage or trust deed loan origination applications.

Company understands and agrees that in the event that loans are originated by the client for which the clients servicing rights are sold to the investor, the client may be required by the investor to use another flood determination company. Company agrees that this will not violate the terms of the agreement.

I. COST OF SERVICES

Services to be provided by Company and the cost for services hereunder are described in Section Z.

J. TERM

This Agreement shall have an initial term of three (3) years, commencing on the date of this Agreement. The term shall be automatically renewed thereafter for successive one (l) year periods, unless either patty shall provide to the other no less than thirty (30) days written notice of the intention to terminate this Agreement as of the end of the said initial or extended term.

K. TERMINATION

Either party may terminate this Agreement for non-performance or upon voluntary or involuntary bankruptcy proceedings by the other party. In the event of the failure of performance by either party hereunder, the non-performing party shall have a period of

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thirty (30) days from the date of receiving written notice from the other party to cure any such breach. If such breach is not cured within 30 days the other party may terminate this contract with 10 days written notice to the non-performing company.

L. CONFIDENTIAL INFORMATION

Company acknowledges that it may gain access to certain information regarding Borrowers of Client. Company agrees that this information shall not be disclosed or made available to any third person or entity, except that in the instance of loan applications where the applicant(s) is also the owner(s) of the real property that will secure the loan, the Company may disclose to a third party the name of a mortgage loan applicant(s) for the sole purpose of obtaining information necessary to determine the location of buildings located upon the property that will secure the loan without the specific authorization of Client. Company agrees that when information is disclosed to a third party, Company will notify Client of this disclosure.

In like manner Client acknowledges that it may gain access to certain information regarding business practices, technology and pacing of Company. Client agrees that this information shall not be disclosed or made available to any third person or entity, except as necessary for Client to perform its obligations under this Agreement or for auditing or regulatory purposes without the specific authorization of Company.

M. USE OF INFORMATION

Information supplied by Company to Client is to be used by Client for Client's compliance with the Flood Disaster Protection Act of 1973 as amended within the context of the NFIP and/or for HMDA/CRA compliance and for no other purposes.

N. SYSTEMS USED IN SERVICES

Client has been advised that the computer software used or employed by Company in making and/or printing Geotrac NFIP Compliance Packets hereunder, and in tracking the loan portfolio of Client for the Life of Loan service referred to above if included within this Agreement (collectively referred to as the "Systems") are and shall remain at all times the sole property of Company and constitute material and confidential trade secrets of Company. This includes, without limitation, its source codes, screens, documentation and any improvements or modifications of the Systems. Client agrees for itself and its employees to protect the confidentiality of the Systems.

O. INDEMNIFICATION

Flood Zone Determinations made by Company represent a good faith interpretation of Federal Flood Insurance Rate Maps, or Federal Flood Hazard Boundary Maps, and information from government and private sources along with the lender. Although Company does not guarantee the accuracy of these outside information sources, it does assume responsibility for the completeness and timeliness of this information.

Company shall hold Client safe and harmless from and against any and all loss or expense arising from claims or actions by any customer of Client based upon the
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Company in interpreting the above referenced Federal Flood Maps and hence failing to correctly identify and report to Client that a particular insurable structure securing a loan by Client is within (false flood negative) or outside (false flood positive) a Federally defined NFIP Special Flood Hazard Area; provided however, that such liability shall in no event exceed the actual loss and expenses to client less any insurance or recovery from another source. This indemnification provision is only applicable to claims made by Client or customer's of Client against Client, resulting from damage to Client or customers improved real property caused by flooding as defined by the NFIP (false flood negative) or customer or Client's payment of unnecessary NFIP flood insurance premiums (false flood positive), provided Client supplies verbal notice as soon as is practicable and written notice within 30 days of Client's fast becoming aware of such claims, and further provided the Company has full and fair opportunity to participate in any adjusting, settlement negotiation and litigation.

P. ARBITRATION

Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled in Ohio by binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association then prevailing, and judgment upon the award rendered by the arbitration arbitrators may be entered in any court having jurisdiction thereof.

Q. INDEPENDENT CONTRACTOR

Company shall perform services under this Agreement as an independent contractor and not as the agent of Client. Company shall not be authorized to act on behalf of Client except as provided herein or as otherwise specifically directed by Client.

R.  ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement. This Agreement may only be modified by a written document executed by both parties.

S. SEVERABILITY

If any term or provision of this agreement is held by a court of competent jurisdiction to be unenforceable or void, such term or provision shall be severed from the remaining provisions and such remaining provisions shall remain in full force and effect

T. NOTICES

Any notice or other communication to be given under the terms of this Agreement, shall be in writing and shall be delivered in person, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

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If to Company: Geotrac
               3900 Laylin Rd.
               Norwalk, OH 44857
               Attention: Daniel J. White

If to Client:  CitFed Mortgage Corporation of America
               One Citizens Federal Centre
               Dayton, OH 45402
               Attention: Harry Ness
U. WAIVER

Waiver by one party of the performance of any covenant, condition or obligation of another party shall not invalidate this Agreement, nor shall such waiver be considered to be a waiver by such park of any other covenant, condition or obligation contained in this Agreement.

V. ATTORNEY'S FEES

   Removed.

W. TIME IS OF THE ESSENCE

   Time is of the essence in performance under this Agent.

X. GOVERNING LAW

This Agreement is made pursuant to and shall be construed and governed by the laws of the State of Ohio.

Y. HEADINGS

The subject headings of this Agreement are included for the purposes of convenience only and shall not effect the construction or interpretation of any of the provisions of this Agreement.

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Z. PRICING

ORIGINATION SERVICES

Geotrac NFIP Compliance Packet               $15.00/ea.
GeoLife-of-Loan(R)                           $ 4.50/additional ea.
HMDA/CRA                                     $  .50/additional ea.

PORTFOLIO SERVICE

Audit Loans                                  $ 8.00/ea.
Life of Loan Lite (reprocessing)             $ 8.00/ea.
Freddie Mac Review                           $ 8.00/ea. per loan or $500.00
                                               which ever is less
Fannie Mae Review                            $ 8.00/ea. per loan or $500.00
                                               which ever is less

OPTIONAL SERVICES ORDERED ON INDIVIDUAL DETERMINATIONS

Priority Rush Service (Same day service)     $ 5.00/additional ea.

If during the term of this contract company contracts with a similar account (volume blend of business, etc.) at lower prices Company will adjust clients pricing to match.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company: Geotrac
By /s/ John Marion
  ---------------------------------------------
Title Asst to the President
      -----------------------------------------
Date  4/2/97
     ----------

Client: CitFed Mortgage Corporation of America
By /s/ Harry A. Ness
  ---------------------------------------------
Title Vice President
     ------------------------------------------
Date 4-22-97
     ----------


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                         Addendum "A" Freddie Mac Audit

Company will use Freddie Mac Flood Bulletins 94-18 and 95-3 to establish the required flood audit requirements from October 1993 forward. Client will furnish a readable tape with valid address information, in a mutually agreeable format to Company. Company will process the Client furnished information Through a process to identify loans affected by FEMA Map Changes and NFIP Community Status changes since October 2993. It is agreed that any given address determined to be unreadable or invalid by Company will be returned to Client for further work before resubmitting such loans. Invalid addresses will not be the Company responsibility to audit.

Any loans furnished by Client provided information that are within the establish audit requirements of Bulletins 94-18 and 95-3 will receive a full Flood Compliance audit from Company. After completion of the Compliance audit, any such loan will carry a full Flood Compliance guarantee with GeoLife-of-Loan(R). The cost incurred by Client for the full Flood Compliance review will be $8.00 per loan or a flat cap of $500.00 which ever is less.

Any loans furnished by Client provided information that are outside the established audit requirements of Bulletins 94-18 and 95-3 will be placed under GeoLife-of-Loan Lite(R) tracking service and will be subject to a future reprocessing fee at such time there is a FEMA Map Change or NFIP Community Status change that affects the loans. No loading fee will be required for this service at this time.

Any future acquisition of Freddie Mac loans by Client need to be discussed on an individual basis to establish an agreeable auditing cost. Company would recommend discussion of future pacing take place prior to final bid for acquisition.

Attest /s/ Harry A. Ness                                Date      4-22-97
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                          Addendum "B" Fannie Mae Audit

Company will use the Fannie Mae Flood Guidelines released on June 8, 1995 to establish the required flood audit procedures. The June 8, 1995 Guideline does not require a portfolio audit but does require a full Flood Compliance review with Life-of-Loan service going forward from June 8, 1995. Client will furnish a readable tape with valid address information, in a mutually agreeable format to Company. Company will pass the Client furnished information through a process to identify loans affected by FEMA Map Changes and NFIP Community Status Changes since June 8, 1995. It is agreed that any given address determined to be unreadable or invalid by Company will be returned to Client for further work before resubmitting such loan. Invalid addresses will not be the Company responsibility to audit.

Any loans furnished by Client provided information that are within the established audit requirements of Announcement 95-10 will receive a full Flood Compliance audit from Company. After completion of the Compliance audit, any such loan will carry a full Flood Compliance guarantee with GeoLife-of-Loan(R). The cost incurred by Client for the full Flood Compliance review will be $8.00 per loan or a flat cap of $500,00 which ever is less.

All loans not affected by this compliance audit will be placed under the GeoLife-of-Loan Lite(R) tracking service and will be subject to a future reprocessing fee at such time there a FEMA Map Change or NFIP Community Status Change that affects the loans. No loading fee will be required for this service at this time.

Any future acquisition of Fannie Mae loans by Client need to be discussed on an individual basis to establish an agreeable auditing cost. Company would recommend discussion of future pricing take place prior to final bid for acquisition.

Attest /s/ Harry A. Ness                              Date  4-22-97
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